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                                                                    Exhibit 21.1


                         SUBSIDIARIES OF THE REGISTRANT


  Ace Electric, Inc.
  Aladdin-Ward Electric & Air, Inc.
  Amber Electric, Inc.
  Anderson & Wood Construction Co., Inc.
  ARC Electric, Incorporated
  Axis Communications LP
  B. Rice Electric LP
  Bachofner Electric, Inc.
  Bartley & Devary Electric, Inc.
  Bear Acquisition Corporation
  Bexar Electric Company, Ltd.
  Brink Electric Construction Co.
  Britt Rice Acquisition Corporation
  Britt Rice Holdings LLC
  Britt Rice Management LLC
  Bryant Acquisition Corporation
  BW Consolidated, Inc.
  BW/BEC, Inc.
  BW/BEC, L.L.C.
  BW/CEC, Inc.
  BW/CEC, L.L.C.
  Calhoun Electric Co., Ltd.
  Campbell Services, Inc.
  Canova Electrical Contracting, Inc.
  Carroll Holdings LLC
  Carroll Management LLC
  Carroll Systems LP
  Carroll Systems, Inc.
  Charles P. Bagby Company, Inc.
  Cibola Sales, Inc.
  Collier Electric Company, Inc.
  Commercial Electrical Contractors, Inc.
  Cross State Electric, Inc.
  Cypress Electrical Contractors, Inc.
  Daniel Electrical Contractors, Inc.
  Daniel Electrical of Treasure Coast, Inc.
  Davis Electrical Constructors, Inc.
  Delco Electric, Inc.
  DKD Electric Company, Inc.
  Doyle Acquisition Corporation
  East Coast Acquisition Corporation
  Electro-Tech, Inc.
  EMC Acquisition Corporation

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  Ernest P. Breaux Electrical, Inc.
  Federal Communications Group, Inc.
  Florida Industrial Electric, Inc.
  Fort Worth Regional Electrical Systems, LLC
  General Partner, Inc.
  Goss Electric Company, Inc.
  H.R. Allen, Inc.
  Hatfield Electric, Inc.
  Hatfield Reynolds Electric Company
  Haymaker Electric, Ltd.
  Holland Electrical Systems, Inc.
  Houston Stafford Holdings, LLC
  Houston-Stafford Electric, Inc.
  Houston-Stafford Electrical Contractors, LP
  Houston-Stafford Management LLC
  Howard Brothers Electric Co., Inc.
  I.C.G. Electric,  Inc.
  ICS Holdings LLC
  ICS Integrated Communication Services LP
  ICS Management, LLC
  IES Contractors Holdings LLC
  IES Contractors LP
  IES Contractors Management LLC
  IES Holdings, LLC
  IES Management, LP
  Integrated Communication Services, Inc.
  Integrated Electrical Finance, Inc.
  Intelligent Building Solutions, Inc.
  J.W. Gray Electric Company, Inc.
  J.W. Gray Electrical Contractors, LP
  J.W. Gray Holdings, LLC
  J.W. Gray Management, LLC
  Kayton Electric, Inc.
  Key Electrical Supply, Inc.
  Linemen, Inc.
  Mark Henderson, Incorporated
  Menninga Electric, Inc.
  Mid-States Electric Company, Inc.
  Midlands Electrical Contractors, Inc.
  Mills Electric  LP
  Mills Electrical Contractors, Inc.
  Mills Electrical Holdings, LLC
  Mills Management LLC
  Modern Acquisition Corporation
  Murray Electrical Contractors, Inc.
  Muth Electric, Inc.
  NBH Holding Co., Inc.
  New Technology Electrical Contractors, Inc.
  Newcomb Electric Company, Inc.


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  Pan American Electric Company, Inc., a New Mexico
  Pan American Electric, Inc.
  Paulin Electric Company, Inc.
  PCX Corporation
  Pollock Electric, Inc.
  Pollock Summit Electric, LP
  Pollock Summit Holdings, Inc.
  PrimeNet, Inc.
  Primo Electric Company
  Putzel Electrical Contractors, Inc.
  Raines Electric Co., Inc.
  Raines Electric LP
  Raines Holdings LLC
  Raines Management LLC
  Reynolds Electric Corp.
  RKT Electric, Inc.
  Rockwell Electric, Inc.
  Rodgers Electric Company, Inc.
  Ron's Electric, Inc.
  Spectrol, Inc.
  Spoor Electric, Inc.
  Summit Electric of Texas, Incorporated
  T&H Electrical Corporation
  Tech Datacom Systems, Inc.
  Tech Electric Co., Inc.
  Teknon  Corporation
  Teknon Holdings LLC
  Teknon Management LLC
  Tesla Power (Nevada), Inc.
  Tesla Power and Automation, LP
  Tesla Power G.P., Inc.
  Tesla Power Properties, LP
  Thomas Popp & Company
  Thurman & O'Connell Corporation
  Valentine Electrical, Inc.
  Wolfe Electric Co., Inc.
  Wright Electrical Contracting, Inc.